UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2013

SEALED AIR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12139	65-0654331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Riverfront Boulevard Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 791-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 27, 2013, Sealed Air Corporation (the “Company”) amended (the “Amendment”) its senior secured credit facility (as so amended, the “Amended Credit Agreement”) with the lenders party thereto, Citibank, N.A., as agent, and the other parties thereto. The amendment refinanced the term loan B facilities with a $524.5 million term loan B dollar tranche and a €127.5 million term loan B euro tranche. In connection therewith, among other things, (i) the interest margin on each tranche was decreased by 0.75%, (ii) the minimum Eurocurrency rate under the term loan B facilities was reduced from 1.00% to 0.75%, and (iii) the Amendment provided for a six-month “soft-call” prepayment protection on the applicable term loan B tranches. The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K and the information furnished herein contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans to,” “will” and similar expressions. These statements reflect our beliefs and expectations as to future events and trends affecting our business, our consolidated financial position and our results of operations. A variety of factors may cause actual results to differ materially from these expectations, including general domestic and international economic and political conditions; changes in our raw material and energy costs; credit ratings; the success of restructuring plans; currency translation and devaluation effects, including Venezuela; the competitive environment; the effects of animal and food-related health issues; environmental matters; and regulatory actions and legal matters. For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 1, dated November 27, 2013, by and among Sealed Air Corporation and certain subsidiaries of Sealed Air Corporation party thereto, the lenders party thereto, Citibank, N.A., as agent, and the other parties thereto.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALED AIR CORPORATION

Date: November 27, 2013	By:	/s/ Norman D. Finch Jr.
	Name:	Norman D. Finch Jr.
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

10.1	Amendment No. 1, dated November 27, 2013, by and among Sealed Air Corporation and certain subsidiaries of Sealed Air Corporation party thereto, the lenders party thereto, Citibank, N.A., as agent and other agents party thereto.